UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2015

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MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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Tennessee	001-34732	62-1028629
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN 37932
(Address of Principal Executive Office) (Zip Code)
(865) 223-6575
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2015 Miller Energy Resources, Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and year ended April 30, 2015. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, upon the retirement of Mr. Deloy Miller from his role as the Company’s Chief Operating Officer and Chairman of the Board of Directors, the Company entered into a separation agreement with Mr. Miller, effective as of September 14, 2014 (the "Separation Agreement"). On July 28, 2015, the Company terminated the Separation Agreement with Mr. Miller as well as terminating a consulting agreement with him entered into after his retirement (this consulting agreement, together with the Separation Agreement, the "Prior Agreements"). As consideration for agreeing to the termination of the Prior Agreements before their scheduled expiration, the Company and Mr. Miller executed a promissory note (the "Note") under which the Company will pay to Mr. Miller a total of $760,079.28 in monthly installments through September 15, 2016. This balance was determined by converting the remaining, known payments to be made in connection with the Prior Agreements into a more predictable and definite payment schedule for the Company. This transaction was approved by the Audit Committee of the Company’s Board of Directors and fair and in the best interest of the Company in a meeting held on July 28, 2015.

Item 7.01 Regulation FD Disclosure.

As disclosed in Item 2.02 above, on July 29, 2015, Miller Energy Resources, Inc. issued a press release announcing its financial results for the fourth quarter and year ended April 30, 2015, and announcing that it would be late in that it would be late in filing its annual report on form 10-K for the period ended April 30, 2015. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Late Filing of Form 10-K

The Company previously filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (“SEC”) stating that it was unable to file its Annual Report on Form 10-K for the year ended April 30, 2015 (“Form 10-K”) by the prescribed due date of July 14, 2015. As previously announced, the Company has determined that additional time would be required to complete its accounting in light of, among other factors, the substantial drop in oil prices, drilling results during the year and the Company’s on-going capital repositioning process, factors which raised substantial doubt about its ability to continue as a going concern and a resulting asset impairment analysis on certain of its assets.  Taking into account the extension afforded by the filing of that Form 12b-25, the Company’s Form 10-K was due to be filed on or before July 29, 2015.

As of the date of this disclosure, the Company’s external auditor has not completed its review of the Company’s financial statements to be included in the Form 10-K. As a result, the Company will not be able to file its Form 10-K until their audit is completed. The Company intends to file the Form 10-K as promptly as practicable after completion of the audit, but the Company expects that will occur after the required filing date of July 29, 2015.

Termination of Prior Agreements and Entry into Note

As reported above in Item 5.02, above, which is incorporated herein by reference, the Company terminated its Prior Agreements with Mr. Deloy Miller and entered into the Note, dated as of July 28, 2015.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date:	July 29, 2015	By:	/s/ CARL F. GIESLER, JR.
Carl F. Giesler, Jr.
Chief Executive Officer